EXHIBIT 4.5


                                    WPIX INC.
                                    --------

                        HOURLY EMPLOYEES' RETIREMENT PLAN
                        ---------------------------------





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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1......................................................................1
         Definitions and Construction..........................................1
                  1.1      Definitions.........................................1
                  1.2      Construction........................................8
                  1.3      Plan Supplements....................................8

SECTION 2......................................................................9
         Eligibility...........................................................9
                  2.1      Conditions of Eligibility...........................9
                  2.2      Reemployment........................................9
                  2.3      Loss of Eligibility with Continued Employment......10

SECTION 3.....................................................................11
         Company Contributions................................................11
                  3.1      Annual Company Contributions.......................11
                  3.2      Limitations on Company Contributions...............11
                  3.3      Payment of Company Contributions...................11
                  3.4      Nonreversion.......................................12

SECTION 4.....................................................................13
         Accounting...........................................................13
                  4.1      Participants' Accounts.............................13
                  4.2      Allocation of Company Contributions................13
                  4.3      Adjustment of Participants' Accounts...............13
                  4.4      Statement of Accounts..............................15

SECTION 5.....................................................................16
         Benefits.............................................................16
                  5.1      Settlement Date....................................16
                  5.2      Retirement or Disability Termination...............16
                  5.3      Death..............................................16
                  5.4      Resignation or Dismissal...........................17
                  5.5      Payment of Benefits................................18
                  5.6      Amount Available for Distribution..................18
                  5.7      Form of Distribution...............................19
                  5.8      Commencement of Benefit Payments...................19
                  5.9      Facility of Payment................................20


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SECTION 6.....................................................................21
         Administrative Committee.............................................21
                  6.1      Appointment of Administrative Committee............21
                  6.2      Powers and Duties..................................21

SECTION 7.....................................................................23
         Investment Committee.................................................23
                  7.1      Appointment of Investment Committee................23
                  7.2      Powers and Duties..................................23

SECTION 8.....................................................................24
         Committee Procedures.................................................24
                  8.1      Quorum.............................................24
                  8.2      Procedures.........................................24

SECTION 9.....................................................................25
         Limitations and Liabilities..........................................25
                  9.1      Limitations on Additions to Participants' Acco.....25
                  9.2      Nonguarantee of Employment.........................28
                  9.3      Nonalienation of Benefits..........................28
                  9.4      Limitation of Liability............................28
                  9.5      Indemnification....................................29

SECTION 10....................................................................30
         Amendment and Termination............................................30
                  10.1     Amendments.........................................30
                  10.2     Termination; Discontinuance of Contributions.......31
                  10.3     Merger, Consolidation, or Transfer of Assets.......31

SECTION 11....................................................................32
         Miscellaneous Provisions.............................................32
                  11.1     ERISA..............................................32
                  11.2     Delegation of Authority by the Company.............32
                  11.3     Applicable Law.....................................33
                  11.4     Legal Actions......................................33


                                      -ii-

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                                    WPIX INC.
                                    ---------
                        HOURLY EMPLOYEES' RETIREMENT PLAN
                        ---------------------------------

                  WPIX Inc. Hourly Employees' Retirement Plan has been established by WPIX Inc. for the benefit of its eligible employees, to enable WPIX Inc. to provide for their future security. The plan is intended to constitute a plan that meets the requirements for qualification under Section 401(a) of the Internal Revenue Code.

                                    SECTION 1

                          Definitions and Construction


1.1      Definitions

                  Where the following words and phrases appear in this Plan they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

                  (a)      Administrative Committee.  The persons appointed by
                           ------------------------
                           the Board of Directors of Tribune Company to administer the Plan, which, as of the Effective Date, was known as the Tribune Company Employee Benefits Administrative Committee.

                  (b)      Beneficiary.  A person or persons (including a
                           -----------
                           trustee or trustees) designated by a Participant or a Former Participant in a written instrument filed with the Administrative Committee to receive any death benefit which shall be payable under the Plan; provided, that in the case of a Participant or a Former Participant who is legally married on the date of his death, the Participant's Beneficiary shall be his spouse unless such spouse validly consents in writing to a different Beneficiary designation. The designation of the Beneficiary cannot be changed without the spouse's consent unless the consent expressly permits designations by the Participant or Former Participant without any further consent of the spouse. The spouse's consent must acknowledge the effect of the designation and be witnessed by an appointed representative of the Plan or by a notary public.

                  (c)      Break in Service. An Employee shall incur a one-year
                           -----------------
                           Break in Service if he completes fewer than 501 Hours of


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                           Service during a Computation Period in which his
                           employment terminates, or during any subsequent Computation Period commencing prior to the date on which he is reemployed by the Company or a Related Company.

                  (d)      Company.  WPIX Inc., a New York corporation, or its
                           -------
                           successor or successors.

                  (e)      Computation Period.  For purposes of determining an
                           ------------------
                           Employee's or Participant's Breaks in Service or a Participant's nonforfeitable (i.e., vested) right to his account under Section 5.4, his Computation Period shall be the calendar year (including any calendar year that begins prior to the Effective Date).

                  (f)      Disabled; Disability. A Participant's total and
                           --------------------
                           permanent inability to engage in any substantial gainful activity by reason of any physical or mental conditions which entitles the Participant to Disability Insurance Benefits under the Social Security Act.

                  (g)      Effective Date.  July 1, 1991.
                           --------------

                  (h)      Eligible Employee. Any Employee employed by the
                           -----------------
                           Company who is covered by a collective bargaining agreement to which the Company is a party and during the negotiation of which retirement benefits were the subject of good faith bargaining, and which provides for his participation in the Plan; provided, that an Employee shall not be an Eligible Employee if he is a Leased Employee.

                  (i)      Employee.  Any common law employee of the Company or
                           --------
                           of any Related Company, and any Leased Employee.

                  (j)      ERISA. The Employee Retirement Income Security Act of
                           -----
                           1974, as from time to time amended, and as construed and interpreted by valid regulations or rulings issued thereunder.

                  (k)      Forfeitures.  The term "Forfeiture" as used in the
                           -----------
                           Plan shall mean:

                           (i) the amount (if any) by which a Participant's account is reduced under Section 5.4 as of the

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                                    Valuation Date occurring on the last day of
                                    the Plan Year in which his Settlement Date occurs (unless the Participant has been reemployed by the Company or a related company on or before that Valuation date), which amount shall be treated as a separate account (not subject to adjustment under Paragraph 4.3(b) above) until the earlier of the date of the Participant's reemployment (as of which date such amount would be reinstated to his account and cease to be a Forfeiture) or said Valuation Date (when such amount would be applied as described in Paragraph 2.2(d) below); and

                           (ii) a Forfeiture arising under Paragraph 5.8(c) below.

                  (l)      Former Participant.  A Participant who is no longer
                           ------------------
                           an Eligible Employee, but who has a vested account balance under the Plan which has not been paid in full.

                  (m)      Hours of Service.  An Employee shall be credited with
                           ----------------
                           one Hour of Service for:

                           (i) each hour for which he is directly or indirectly paid or entitled to payment by the Company or a Related Company for the performance of duties. These hours shall be credited to the Employee for the Computation Period in which such duties are performed;

                           (ii) each hour for which he is directly or indirectly paid or entitled to payment by the Company or a Related Company for a period during which no duties are performed; provided, that no Hours of Service shall be credited for any payment, or entitlement thereto, which is made or due under a plan maintained solely to comply with applicable unemployment compensation laws or which solely reimburses an Employee for medical or

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                                    medically created expenses incurred by the
                                    Employee; provided further, that no more than 501 Hours of Service shall be credited for any single continuous period during which no duties are performed. These hours shall be credited to the appropriate Computation Period or Periods as determined under Labor Regulation Section 2530.200b-2(c)(2) and shall be computed according to Labor Regulation Section 2530.200b-2(b), except that such hours shall, in the case of an Employee without a regular work schedule, be computed on the basis of a 40 hour workweek;

                           (iii) each hour, other than an hour credited under subparagraphs (i) or (ii) above, which would have been credited to an Employee, but for the fact that the Employee was absent from work: (A) by reason of the pregnancy of such Employee; (B) by reason of the birth of a child of such Employee; (C) by reason of the placement of a child with such Employee in connection with the adoption of such child by the Employee; or (D) for the purpose of caring for such child for a period immediately following such birth or placement. Such hours shall be credited solely for the purpose of determining whether an Employee has incurred a Break in Service, not more than 501 Hours of Service shall be credited by reason of any single pregnancy or placement and, in the case of an Employee without a regular work schedule, such hours shall be computed on the basis of an eight hour workday. These hours shall be treated as Hours of Service in the Computation Period in which the absence from work begins if the Employee would otherwise have incurred a Break in Service in such Computation Period solely because of such absence; otherwise, in

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                                    the immediately following Computation
                                    Period.  Notwithstanding the foregoing, no
                                    Hours of Service shall be credited under this subparagraph unless the period of absence began for one of the reasons specified above and the Employee provides to the Administrative Committee such timely information as the Administrative Committee may reasonably require to establish that the absence was for one of such reasons and the number of days for which there was such an absence;

                           (iv) each hour, other than an hour credited under subparagraphs (i) through (iii) above (and not in excess of 40 hours per week) during which an Employee's employment with the Company or a Related Company is interrupted by a period of active service in the armed forces of the United States which is covered by the Vietnam Era Veterans' Readjustment Assistance Act of 1974; provided, such Employee returns to active employment with the Company or a Related Company prior to the expiration of the period during which his reemployment rights are guaranteed under such Act; and

                           (v) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or a Related Company, other than an hour credited to an Employee under subparagraphs (i) through (iv) above. These hours shall be credited to the Employee for the Computation Period to which the award or agreement pertains rather than to the Computation Period in which the award, agreement, or payment was made,

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                                    including any hour described in
                                    subparagraphs (i) through (v) above which is attributable to a period of employment with the Company or with a Related Company either prior to the Effective Date or in a capacity other than as an Eligible Employee, regardless of whether he was then a participant in this Plan or in the WPIX-Local 1212 Pension Plan.

                  (n)      Internal Revenue Code.  The Internal Revenue Code of
                           ---------------------
                           1986, as amended from time to time, and as construed and interpreted by valid regulations or rulings issued thereunder.

                  (o)      Investment Committee. The persons appointed by the
                           --------------------
                           Board of Directors of Tribune Company to establish and administer an investment policy for the Plan, which, as of the Effective Date, was known as the Tribune Company Employee Benefits Investment Committee.

                  (p)      Leased Employee.  Any person who is not otherwise an
                           ---------------
                           Employee and who, pursuant to an agreement between the Company and any other person (the "leasing organization"), has performed services for the
                           Company, or for the Company and related persons
                          (determined in accordance with Section 414(n)(6) of
                           the Internal Revenue Code), on a substantially full
                           time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient; provided, that a person shall not be treated as a
                           --------
                           Leased Employee for any Plan Year if: (i) during such Plan Year, such person is covered by a money purchase pension plan maintained by the leasing organization which provides for immediate participation, full and immediate vesting, and a nonintegrated employer contribution rate of at least 10 percent of such Employee's compensation (as defined in Section 414(n) of the Internal Revenue
                           Code), and (ii) leased employees (determined without regard to this proviso) do not constitute more than 20 percent of the Company's nonhighly compensated workforce (as defined in Section 414(n) of the Internal Revenue Code).

                  (q)      Normal Retirement Date.  A Participant's 65th
                           ----------------------
                           birthday.

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                  (r)      Participant.  An Eligible Employee who has become a
                           -----------
                           Participant in accordance with the provisions of
                           Section 2.1.

                  (s)      Plan.  The WPIX Inc. Hourly Employees' Retirement
                           ----
                           Plan, as set forth herein, and as amended from time to time.

                  (t)      Plan Year.  A calendar year; provided, that the
                           ---------                    --------
                           initial Plan Year shall be the period beginning on the Effective Date and ending on December 31, 1991.

                  (u)      Related Company.  Any corporation or business
                           ---------------
                           organization which is a member of a controlled group of corporations which includes the Company (as determined under Section 414(b) of the Internal Revenue Code); any corporation or business organization which is under common control with the Company (as determined under Section 414(c) of the Internal Revenue Code); and any corporation or business organization that is a member of an "affiliated service group" that includes the Company (as determined under Section 414(m) of the Internal Revenue Code). For the purpose of applying the limitations set forth in Section 9.1, Sections 414(b) and 414(c) of the Internal Revenue Code shall be applied as modified by Section 415(h) thereof.

                  (v)      Service. An Employee shall be credited with one year
                           -------
                           of Service for each Computation Period during which he completes 1,000 or more Hours of Service.

                  (w)      Trustee.  The qualified corporation or national or
                           -------
                           state-chartered banking association appointed by the Investment Committee to administer the Trust Fund pursuant to the terms of the agreement or agreements (the "Trust Agreement") between the Trustee and the Investment Committee (to which the Company may also be a party if requested by the proposed Trustee), which Trust Agreement shall implement and form a part of the Plan. The Trustee shall serve at the pleasure of the Investment Committee and shall have such rights, powers and duties as shall be set forth in the Trust Agreement. The Investment Committee shall be acting on behalf of the Company as plan sponsor, in

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                           carrying out its responsibilities described in this
                           subparagraph.

                  (x)      Trust Fund.  The fund or funds established to receive
                           ----------
                           and invest contributions made under the Plan and from which benefits are paid.

                  (y)      Valuation Date.  The last day of each Plan Year and
                           --------------
                           such other date that may be designated as a Valuation Date by the Administrative Committee.

                  (z)      Valuation Period.  The period beginning on the day
                           ----------------
                           after a Valuation Date and ending on the next succeeding Valuation Date.


1.2      Construction

                  Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of this Plan are inserted for convenience of reference, are not a part of this Plan, and are not to be considered in the construction hereof. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or section.


1.3      Plan Supplements

                  The provisions of the Plan may be modified by Supplements to the Plan. The terms and provisions of each Supplement are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement.

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                                    SECTION 2

                                   Eligibility


2.1      Conditions of Eligibility

                  Each Eligible Employee on the Effective Date who immediately prior thereto was a participant in the WPIX-Local 1212 Pension Plan, shall become a Participant in this Plan as of the Effective Date. Each other Eligible Employee shall become a Participant on his "applicable date" (i.e., the later of the Effective Date or the date as of which he first became an Eligible Employee).


2.2      Reemployment

                  (a) If an Employee incurs a one-year Break in Service and is thereafter reemployed by the Company as an Eligible Employee, he shall become a Participant as of the later of the Effective Date or the date of his reemployment.

                  (b) A reemployed Employee (including a reemployed Participant) who had no vested interest in the Plan prior to his Break in Service shall not receive credit for any years of Service completed prior to a Break in Service if (i) such Employee incurred at least five consecutive one-year Breaks in Service prior to his reemployment, and (ii) the number of such Employee's consecutive one-year Breaks in Service prior to his reemployment equals or exceeds the number of years of Service credited to him prior to his Break in Service, without regard to any years of Service forfeited as a result of a prior Break in Service.

                  (c) The Company shall notify the Administrative Committee of the reemployment of any Former Participant within 10 days following the date thereof. Upon receipt of such notice of reemployment, the Administrative Committee shall notify the Trustee to suspend distributions to such Former Participant until further notice, and any remaining balances held with respect to such reemployed Former Participant shall not be distributed until they again become distributable pursuant to the provisions of the Plan.

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                  (d)      If a Participant who incurred a Forfeiture under
                           Section 5.4 below as a result of his termination of employment is reemployed by the Company or a Related Company before the Participant incurs five consecutive Breaks in Service, the amount of the Forfeiture that arose from that Participant's account as a result of his earlier termination of employment shall be credited to his account as of the Valuation Date occurring at the end of the Plan Year during which such reemployment occurs, in accordance with Paragraph 4.3(b)(iv). Forfeitures which are to be credited to a Participant's account as of a Valuation Date under this paragraph (d) shall be drawn first from Forfeitures described in Paragraph 1.1(k)(i) above (after any application of such Forfeitures under Paragraph 5.8(c)) which would otherwise be applied as of that date under Section
                           3.1 below); and then from special Company contributions which shall be made as of that date to the extent necessary to reinstate Forfeitures as required under this paragraph (d).


2.3      Loss of Eligibility with Continued Employment

                  The account balances of a Participant who ceases to be an Eligible Employee, but who continues in the active employ of the Company or a Related Company, shall be held in trust until they become distributable pursuant to Section 5 on account of such Participant's ceasing to be employed by the Company or Related Company. If such Participant shall again become an Eligible Employee as of a certain date, he shall again become a Participant as of that same date.

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                                    SECTION 3

                              Company Contributions


3.1      Annual Company Contributions

                  For each Plan Year, the Company will contribute on behalf of each Participant who completed at least 1,000 Hours of Service during the Plan Year, an amount determined under the applicable provisions of the collective bargaining agreement referenced in Section 1.1(h) above which provides for his participation in the Plan. For each Plan Year, the Company will also contribute on behalf of each Participant who did not complete 1,000 Hours of Service during that year but who during a portion of that year was scheduled (on an annualized basis) to have completed at least 1,000 Hours of Service during that year, a reduced amount determined by applying the contribution rate provided under said collective bargaining agreement to the portion of the year during which he was so scheduled. (For purposes of the initial Plan Year, any references in this Section 3.1 to 1,000 Hours of Service shall be taken to mean 500 Hours of Service.) The amount of any Forfeitures that arise during a Plan Year shall be applied to reduce (i.e., to form a part of) the Company's contribution under this Section 3.1 for the following Plan Year, beginning with the contribution due for the first calendar month of that following Plan Year under Section 3.3 below and for as many months (if any) thereafter in that year as are necessary to exhaust that Forfeiture; and the Company's contribution for said following Plan Year, as so reduced, will be the actual amount paid to the Trustee as a contribution for that Plan Year.


3.2      Limitations on Company Contributions

                  The Company's total contribution under Section 3.1 above for any Plan Year (including any Forfeitures applied thereunder to reduce the amount of such contribution) is conditioned on its deductibility, and may not exceed the maximum deductible amount allowable for such contribution, under Section 404 of the Internal Revenue Code for the Company's taxable year ending with or within such Plan Year.


3.3      Payment of Company Contributions

                  For each Participant who is scheduled to complete at least 1,000 Hours of Service during a Plan Year (or at least 500 Hours of Service in the case of the initial Plan Year), the Company's contribution on his behalf for that year (or for such lesser portion of that year during which he is so scheduled) under Section 3.1 above shall be made on a monthly basis, and shall be due within 25 days after the end of that month.

For each Participant who is scheduled to complete fewer than 1,000 Hours of Service during a Plan Year, the Company's total contribution for a Plan Year under Section 3.1 above shall be due as of the last day of that Plan Year and, if not paid by the end of that year, shall be payable to the Trustee thereafter, without interest, no later than the time prescribed by law for filing the Company's federal income tax return for that year, including extensions thereof.


3.4      Nonreversion

                  In no event shall the principal or income of the Trust Fund be paid to or revert to the Company, directly or indirectly; provided, that:

                  (a) any Company contribution which is made under a mistake of fact may be returned to the Company within one year of payment;

                  (b) any Company contribution which is conditioned upon the deductibility of such contribution under Section 404 of the Internal Revenue Code, if such deduction is thereafter disallowed, in whole or in part, may be returned to the Company within one year after such deduction is denied; and

                  (c) a Company contribution conditioned upon the initial qualification of the Plan under Section 401(a) of the Internal Revenue Code, if the Plan does not so qualify, may be returned to the Company within one year after such qualification is denied.

The amount of any contribution that may be returned to the Company pursuant to subparagraph (a) or (b) above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant's account balances to be less than the amount of such balances had the contribution not been made under the Plan. With respect to subparagraphs (b) and (c) above, the Company hereby declares its intention and action that every contribution by it to the Plan shall be conditioned upon the deductibility of that contribution or the initial qualification of the Plan, respectively, unless expressly provided to the contrary by the Company in writing as to a particular contribution.

                                    SECTION 4

                                   Accounting


4.1      Participants' Accounts

                  The Administrative Committee shall establish and maintain a separate account in the name of each Participant, showing the Company contributions under Section 3.1 above made on behalf of the Participant, and the income, losses, appreciation and depreciation attributable thereto.


4.2      Allocation of Company Contributions

                  Company contributions under Section 3.1 above for each Plan Year shall be credited to the respective accounts of the Participants on whose behalf they are made, as of the Valuation Date occurring on the last day of that Plan Year, in accordance with the applicable provisions of Section 4.3 below. For purposes of this Section 4, the Company's contribution under Section 3.1 for any Plan Year (including any Company contributions made on a monthly basis pursuant to Section 3.3) will be considered to have been made on the Valuation Date occurring on the last day of that Plan Year, regardless of when paid to the Trustee.


4.3      Adjustment of Participants' Accounts

                  (a) As of each Valuation Date, the Trustee shall determine (as provided in the Trust Agreement) the fair market value of the Trust Fund and shall give written notice thereof to the Administrative Committee. After receiving such notice from the Trustee, the Administrative Committee shall determine the increase or decrease in the net worth of the Trust Fund for the Valuation Period by deducting from the fair market value thereof the sum of:

                           (i) all contributions and transfers credited by the Trustee to the Trust Fund during the Valuation Period; and

                           (ii) the fair market value of the Trust Fund as of the next preceding valuation, reduced by any distributions or other proper payments from the Trust Fund made during the Valuation Period.

                           The increase or decrease in the net worth of the Trust Fund for the Valuation Period shall then be credited or charged to Participants' account balances as provided in paragraph (b).

                  (b) The Administrative Committee, after determining the increase or decrease in the net worth of the Trust Fund, shall make the following adjustments in Participants' account balances as soon as practicable after each Valuation Date:

                           (i)      First:  Allocate to the account of each
                                    -----
                                    Participant its share of the increase or decrease for the Valuation Period in the net worth of the Trust Fund on the basis of the ratio that that account balance (increased by one-half of the amount of Company contributions to be credited to that account under subparagraph (ii) below for that Valuation Period) bears to the total of all account balances under the Plan (increased by one-half of the amount of Company contributions to be credited to all Participants' accounts under subparagraph
                                    (ii) below for that Valuation Period);

                           (ii)     Second: After making the adjustments
                                    ------
                                    described above, credit the account balance of each Participant with the Company contribution made under Section 3.1 on behalf of the Participant during the Valuation Period (including any Forfeitures applied as part of such contribution for that Valuation Period);

                           (iii)    Third: After making the adjustments
                                    -----
                                    described above, reduce the account balance of each Participant by the amount of any distributions or other proper payments from such account requested during the Valuation Period by or on behalf of the Participant; and

                           (iv)     Fourth: After making the adjustments
                                    -------
                                    described above, credit the account of any reemployed Participant with the amount of any Forfeitures to be reinstated to that account as of that Valuation Date, pursuant to Paragraph 2.2(d).

                  (c) The accounts of Participants, Former Participants, and beneficiaries, as adjusted in accordance with this Section, shall be determinative of the value of the interest of each Participant, Former Participant, and beneficiary in the Trust Fund for all purposes until a subsequent determination is made by the Administrative Committee.


4.4      Statement of Accounts

                  As soon as practicable after each Valuation Date which occurs at the end of a Plan Year, the Administrative Committee will provide each Participant with a statement reflecting the condition of his account under the Plan as of that date. The Administrative Committee in its discretion may decide to provide Participants with such statements at more frequent intervals, also ending on Valuation Dates. No Participant, except a person authorized by the Company or the Administrative Committee, shall have the right to inspect the records reflecting the account of any other Participant.

                                    SECTION 5

                                    Benefits


5.1      Settlement Date

                  A Participant's "Settlement Date" will be the date on which the Participant's employment with the Company and Related Companies is terminated because of the first to occur of the following:

                  (a)      Normal or Late Retirement:  The date of the
                           -------------------------
                           Participant's retirement on or after attaining his Normal Retirement Date.

                  (b)      Disability Termination:  The date of the
                           ----------------------
                           Participant's termination of employment at any age prior to his Normal Retirement Date due to a Disability.

                  (c)      Death:  The date of the Participant's death.
                           -----

                  (d)      Resignation or Dismissal:  The date the Participant
                           ------------------------
                           resigns or is dismissed for a reason other than normal or late retirement.


5.2      Retirement or Disability Termination

                  If a Participant's employment with the Company and Related Companies is terminated because of retirement or disability termination under Paragraph 5.1(a) or 5.1(b), respectively, the amount available for distribution from his account shall be determined in accordance with Section 5.6 and shall be distributable to him under Section 5.5.


5.3      Death

                  (a) If a Participant dies before his amount available for distribution has been distributed to him or for his benefit, the Participant's Beneficiary shall have a nonforfeitable right to receive the full amount available for distribution from the Participant's account.

                  (b) Each Participant shall designate, on forms provided by and filed with the Administrative Committee, the Beneficiary of any benefits available hereunder upon his death. Subject to the provisions of Paragraph 1.1(b), a Participant may change such designation of Beneficiary from time to time by written notice to the Administrative Committee, and any death benefits payable hereunder and not effectively disposed of pursuant to a valid Beneficiary designation shall be distributed in the following priority:

                           (i) to the Participant's spouse living at his death, if any; otherwise,

                           (ii)     to the Participant's estate.


5.4      Resignation or Dismissal

                  If a Participant resigns or is dismissed from the employ of the Company and Related Companies before retirement or disability termination under Paragraph 5.1(a) or Paragraph 5.1(b), respectively, the amount available for distribution shall be determined in accordance with Section 5.6, except that the balance in the Participant's account as at the Valuation Date coincident with or next following the Participant's Settlement Date (after all adjustments required under the Plan as of that Valuation Date have been made) will be further adjusted by multiplying said balance by the Participant's "nonforfeitable percentage" at his Settlement Date. A Participant's nonforfeitable percentage will be determined in accordance with the following table based on his number of years of Service at his Settlement Date:

                  If the Participant's
                  number of years of                 Then his nonforfeitable
                  Service is:                        percentage shall be:
                  --------------------               --------------------

                  Less than five                               0%
                  Five or more                               100%

The resulting amount available for distribution from the Participant's account, consisting of the adjusted nonforfeitable balance in the Participant's account after the adjustments described above, will be distributable to the Participant under Section 5.5.

5.5      Payment of Benefits

                  When a Participant or his Beneficiary becomes entitled to a distribution pursuant to Section 5.2, 5.3 or 5.4, the amount available for distribution shall be paid to the Participant or his Beneficiary, as the case may be, in a lump sum.


5.6      Amount Available for Distribution

                  The amount available for distribution to a Participant or his Beneficiary shall be the balance credited to the Participant's account (subject to any vesting-related reduction under Section 5.4) as of the later of:

                  (a) the Valuation Date coinciding with or immediately following the date on which the Participant attains age 65, in the case of a Participant whose vested account balance exceeded $3,500 on his Settlement Date and who failed to give written consent to distribution of such balance under paragraph (b) below; provided, that if the Participant dies after his Settlement Date but prior to attaining age 65, the amount available for distribution to his Beneficiary shall be determined as of the Valuation Date coinciding with or immediately following the date of the Participant's death; or

                  (b) in all other cases, the Valuation Date coinciding with or immediately following the Participant's Settlement Date or (in the case of a Participant not described in (a) above whose vested account balance on his Settlement Date exceeded $3,500) such later Valuation Date (if any) occurring prior to the Valuation Date described in (a) above as the Participant elects in writing filed with the Administrative Committee in such form and at such time prior to his Settlement Date as may be required under uniform rules established by the Administrative Committee.

A Participant's account shall not be entitled to share in the earnings or losses of the Trust Fund for any period after the Valuation Date that immediately precedes complete distribution of the total amount available for distribution. Notwithstanding the foregoing, the amount available for distribution to a Participant who fails to return to active employment with the Company at the expiration of an authorized leave of absence for any reason other than his Normal or Late Retirement or his disability termination or death shall be determined as of the Valuation Date coinciding with or immediately following the date on which his leave of absence expired.


5.7      Form of Distribution

                  All distributions to a Participant or Beneficiary shall be made in cash.


5.8      Commencement of Benefit Payments

                  (a)      Except to the extent provided below in this Section
                           5.8 and in Section 5.6 above, when a Participant or his Beneficiary becomes entitled to a distribution, the Administrative Committee shall direct the Trustee to make payment of amounts due from the Participant's account during the period beginning on the Participant's Settlement Date and ending 60 days after the last day of the Plan Year during which that Settlement Date occurred; provided, that if the amount available for distribution cannot be determined by the last day of that period, or if the Participant or his Beneficiary cannot be located, a payment retroactive to such date may be made no later than the 60th day following the earliest date on which the amount available for distribution can be determined or the Participant or his Beneficiary can be located (whichever is applicable).

                  (b) Payments to Participants shall commence no later than the April 1st following the Plan Year in which the Participant attains age 70-1/2.

                  (c) If a Former Participant or Beneficiary cannot be located by the Administrative Committee within a reasonable time after the expiration of the period described in paragraph (a) above, the Administrative Committee may, in its exclusive discretion, direct that the amounts then credited to the Participant's account be treated as a Forfeiture and applied to reduce future Company contributions to the Plan in accordance with Section 3.1; provided, that if the
                                                        --------
                           Former Participant or his Beneficiary subsequently makes a claim for such amounts, the amount forfeited shall be restored to his account and distributed in accordance with the provisions of Section 5.5. Any amounts so restored shall be derived from the Forfeitures arising during the Plan Year in which such claim is allowed or, to the extent such Forfeitures are insufficient, from an additional Company contribution to the Plan.


5.9      Facility of Payment

                  Whenever, in the Administrative Committee's opinion, a person entitled to receive any payment is under a legal disability, or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrative Committee may direct the Trustee to make the payment to such person, or to his legal representative, or to a relative or friend of such person for his benefit, or the Administrative Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Administrative Committee considers advisable. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

                                    SECTION 6

                            Administrative Committee


6.1      Appointment of Administrative Committee

                  The Plan shall be administered by an Administrative Committee appointed by and to serve at the pleasure of the Board of Directors of Tribune Company. All usual and reasonable expenses of the Administrative Committee may be paid by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. The members of the Administrative Committee who are full-time employees of the Company or a Related Company shall not receive any compensation from the Plan with respect to their services for the Administrative Committee.


6.2      Powers and Duties

                  The Administrative Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by Participants in filing applications for benefits;

                  (c) to make a determination as to the right of any person to a benefit and to review any claim for benefits under the Plan;

                  (d) to request and receive from the Company and from Employees such information as shall be necessary for the proper administration of the Plan;

                  (e) to prepare, file, and distribute such reports, summaries, descriptions, and other materials as may be required by ERISA or other applicable laws;

                  (f) to furnish to the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (g) to appoint or employ an administrator for the Plan and any other agents it deems advisable, including legal counsel; and

                  (h) to issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the Plan.

                                    SECTION 7

                              Investment Committee


7.1      Appointment of Investment Committee

                  The investment practices of the Plan shall be coordinated by an Investment Committee appointed by and to serve at the pleasure of the Board of Directors of Tribune Company. All usual and reasonable expenses of the Investment Committee may be paid by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. Members of the Investment Committee who are full-time employees of the Company or a Related Company shall not receive any compensation from the Plan with respect to their services for the Investment Committee.


7.2      Powers and Duties

                  The Investment Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a) to establish and administer an investment policy for the Plan;

                  (b) to furnish to the Company, upon request, such reports with respect to the investments of the Plan as are reasonable and appropriate;

                  (c) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee; and

                  (d) to appoint or employ investment managers to manage any part or all of the Plan's assets or any other agents it deems advisable, including legal counsel.

                                    SECTION 8

                              Committee Procedures


8.1      Quorum

                  The action of a majority of the members of a committee at the time acting hereunder, and any instrument executed by a majority of such members, shall be considered the action or instrument of such committee. Action may be taken by a committee at a meeting or in writing without a meeting; however, no member of a committee shall vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. If a committee shall be evenly divided on any question, the decision of the Compensation Committee of the Board of Directors of the Company shall control. A committee may authorize any one or more of its members to execute any document or documents on behalf of the committee, in which event the committee shall notify the Trustee in writing of such action and of the name or names of its member or members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by such committee, until the committee shall file with the Trustee a written revocation of such designation.


8.2      Procedures

                  The committees shall adopt such rules, regulations, and by-laws as they deem necessary or desirable. All rules and decisions of the committees shall be uniformly applied to all similarly situated Participants. When making a determination, a committee may rely upon information furnished by the Company, by legal counsel for the Company, or by the accountant for the Plan. Each committee shall have one of its members as its chairman, shall elect a secretary who may, but need not, be a member of the committee, and shall advise the Trustee of such elections in writing. The secretary of each committee shall keep a record of all meetings or actions taken by the committee and shall forward all necessary communications and/or directions to the Trustee.

                                    SECTION 9

                           Limitations and Liabilities


9.1      Limitations on Additions to Participants' Accounts

                  (a) The additions (as such term is hereinafter defined) which may be credited to a Participant's account in any Plan Year, when added to the additions credited to such Participant's accounts for such year under any other qualified defined contribution plan maintained by the Company or any Related Company, shall not exceed an amount equal to the lesser of
                           (i) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the calendar year that begins with or within that Plan Year), or (ii) 25 percent of the Participant's "total compensation" (as defined below) for such Plan Year.

                  (b) For purposes of this Section, the term "additions" for any Plan Year means (i) the Company's contribution (including any Forfeitures applied as part of the Company's contribution) made pursuant to
                           Section 3.1 and credited to his account for that Plan Year under this Plan; and (ii) any employer contributions, employee contributions (other than qualified rollover contributions or transferred amounts) and forfeitures credited for that year to the Participant's accounts in any other defined contribution plan maintained by the Company or any Related Company.

                  (c) For purposes of this Section, the term "total compensation" means the earned income, wages, salaries, fees for professional services, and other amounts received by a Participant for personal services actually rendered in the course of his employment with the Company or a Related Company (including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, and bonuses), but excluding the following:

                           (i) employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, employer contributions to a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a deferred compensation plan;

                           (ii) amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (iii) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

                           (iv) any other amounts which received special tax benefits, or contributions made by the Participant (whether or not pursuant to a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not such amounts are actually excludible from the Participant's gross income); or

                           (v)      any amounts required to be excluded under
                                    Section 415 of the Internal Revenue Code and the regulations thereunder.

                  (d) In the case of a Participant who is also a participant in one or more qualified defined benefit plans (whether or not terminated) maintained by the Company or any Related Company, the additions which may be credited to such Participant's account for any Plan Year shall be further reduced so that the sum of the "defined contribution fraction" and the "defined benefit fraction" for such Participant for such Plan Year shall not exceed 1.0. For the purposes of this paragraph:

                           (i) the term "defined contribution fraction" shall mean a fraction, the numerator of which is the sum of the total annual additions made to the Participant's accounts hereunder, and under all other qualified defined contribution plans maintained by the Company or a Related Company, and the denominator of which is the amount determined under Section 415(e)(3)(B) of the Internal Revenue Code; and

                           (ii) the term "defined benefit fraction" shall mean a fraction, the numerator of which is the sum of the projected annual benefits payable to such Participant under each qualified defined benefit plan maintained by the Company or a Related Company, and the denominator of which is the amount determined under Section 415(e)(2)(B) of the Internal Revenue Code.

                           Before the provisions of this paragraph (d) shall be applied to reduce the additions to a Participant's accounts for any Plan Year, the Participant's projected annual benefit shall first be reduced to the maximum extent permissible under any comparable provision appearing in the qualified defined benefit plan or plans under which such benefit is payable.

                  (e) The provisions of this Section 9.1 shall be applied after the additions shall be reduced under any other defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code) maintained by the Company or a Related Company.

                  (f) Any amount that cannot be allocated to a Participant's account because of the foregoing limitations shall be reallocated among the accounts of other Participants, pro rata, according to the total compensation of such other Participants for such Plan Year.

                  (g) Any applicable maximum limitations contained in the foregoing provisions of this Section 9.2 and expressed as a dollar amount rather than as a percentage of total compensation shall be reduced to one-half thereof when applied to the initial Plan Year.


9.2      Nonguarantee of Employment

                  Neither the establishment of the Plan or the Trust Fund, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Employee any legal or equitable right to be retained in the employ of the Company. Under no circumstances shall the terms or conditions of any Employee's employment be modified or in any way affected hereby.


9.3      Nonalienation of Benefits

                  (a) Except to the extent provided in Paragraph (b), the rights or interest of any Participant or his Beneficiaries to any benefits or future payments hereunder shall not be subject to attachment, garnishment, or other legal process by any creditor of any Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan.

                  (b) Paragraph (a) shall not apply to any amounts payable with respect to a Participant pursuant to any "qualified domestic relations order," as such term is defined in Section 414(p) of the Internal Revenue Code. The Administrative Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.


9.4      Limitation of Liability

                  Neither the Company, the Trustee, nor any member of the Investment or Administrative Committees guarantees the Trust Fund against loss or depreciation, and none of them shall be liable for any act or failure to act which is made in good faith pursuant to the provisions of the Plan, except to the extent required by applicable law. It is expressly understood and agreed by each Employee who becomes a Participant that, except for its or their willful misconduct or gross neglect, neither the Company, nor the committees, nor the Trustee shall be in any way subject to any legal liability to any Participant or Beneficiary, for any cause or reason or thing whatsoever, in connection with this Plan, and each such Participant hereby releases the Company and its officers and agents, and the committees and the Trustee and their members or agents, from any and all liability or obligation except as in this Paragraph provided.


9.5      Indemnification

                  The Company may, to the extent permitted by its articles of incorporation and by-laws, and by the laws of the State in which it is incorporated, indemnify the Administrative Committee and the Investment Committee, the individual members thereof, and any employee or director of the Company or any Related Company providing services to the Plan against any and all liabilities arising by reason of any act, made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                                   SECTION 10

                            Amendment and Termination


10.1     Amendments

                  (a) The Company reserves the right, to the extent not inconsistent with the allocation of rights among the parties to any collective bargaining agreement referenced in Paragraph 1.1(h) above, to make any amendment or amendments to this Plan which do not reduce the nonforfeitable percentage of any Participant's account balances, and which do not permit any part of the Trust Fund to be returned or repaid to the Company or any Related Company, except to the extent permitted by Section 3.4.

                  (b) If the Plan is amended in a way that directly or indirectly affects the manner in which a Participant's nonforfeitable percentage of his account balance is computed, any active Participant with at least three years of Service may make an irrevocable election during the election period described below to have the nonforfeitable percentage of his account balance determined without regard to such amendment.

                  (c) The election period shall begin no later than the date the Plan amendment is adopted and shall end no earlier than the last to occur of the following:

                           (i) 60 days after the day the Plan amendment is adopted;

                           (ii) 60 days after the day the Plan amendment becomes effective; or

                           (iii) 60 days after the Participant is issued written notice of the Plan amendment by the Administrative Committee.

                  (d) The election described in paragraph (b) above shall not be available to any Participant whose nonforfeitable percentage under the Plan, as amended, cannot at any time be less than such percentage determined without regard to such amendment.


10.2     Termination; Discontinuance of Contributions

                  The Company shall have the right, to the extent not inconsistent with the allocation of rights among the parties to any collective bargaining agreement referenced in Paragraph 1.1(h) above, to terminate the Plan, in whole or in part. Upon a termination or partial termination of the Plan, or upon the permanent suspension of contributions by the Company, the benefits payable to each Participant affected by such termination, partial termination, or suspension shall become fully vested and nonforfeitable, and the Administrative Committee shall direct the Trustee in the method and manner of distribution of the Trust Fund to those Participants or Beneficiaries, which may include the distribution or transfer of the Plan's assets to the trustee of a successor or substitute plan qualified under Section 401(a) of the Internal Revenue Code. The Administrative Committee may also direct that the Trust Fund be continued for a specified period thereafter, or may direct that the Trustee continue the Trust Fund for such period of time as the Trustee, in its sole discretion, may deem to be in the best interests of the Participants and their Beneficiaries.


10.3     Merger, Consolidation, or Transfer of Assets

                  Notwithstanding any provision herein to the contrary, this Plan shall not be merged or consolidated with, nor shall any assets or liabilities of the Plan be transferred to, any other plan unless the benefits payable to each Participant immediately after the merger, consolidation, or transfer (determined as if the plan had then terminated) are equal to or greater than the benefits such Participant would have been entitled to receive from this Plan (determined as if this Plan had terminated immediately prior to such action).

                                   SECTION 11

                            Miscellaneous Provisions


11.1     ERISA

                  (a) Any person or persons may serve in more than one fiduciary capacity with respect to the Plan.

                  (b) The Administrative Committee, the Investment Committee, and the Company shall be "named fiduciaries" with respect to the Plan; however, their responsibilities as such shall be limited to the performance of those duties specifically assigned to them hereunder. Neither the Company, Investment Committee, nor the Administrative Committee shall have any responsibility for the performance of any duty not specifically so assigned, except to the extent required by applicable law.

                  (c) The Company, the Investment Committee, and the Administrative Committee may allocate their responsibilities hereunder among themselves or to any other named fiduciaries, and may delegate such responsibilities to persons who are not named fiduciaries; however, neither the Company, the Investment Committee, nor the Administrative Committee shall allocate or delegate any responsibility provided for herein involving the management or control of all or any part of the assets of the Plan, other than the power to appoint an investment manager. The allocation or delegation of any fiduciary responsibility shall be in writing, and shall become effective upon the written acceptance thereof by the person or persons to whom such responsibilities are allocated or delegated.


11.2     Delegation of Authority by the Company

                  Whenever the Company under the terms of this Plan is permitted or required to do or perform any act, it shall be done or performed by the Board of Directors of the Company or by any officer (or other person or committee of persons) thereunto duly authorized by the articles of incorporation, by-laws, or Board of Directors of the Company.

11.3     Applicable Law

                  This Plan shall be construed according to ERISA and, to the extent not inconsistent therewith, the laws of the State of New York, except that nothing in this Section 11.3 shall be construed as placing any restriction upon the right of the Company pursuant to the Plan to take any action or to incur any liability which it is authorized to take or incur under its articles of incorporation or by-laws or under the laws of the State in which it is incorporated, except to the extent that the same are superseded by applicable federal law.


11.4     Legal Actions

                  In any action or proceeding involving the Plan, or any property constituting part or all thereof, or the administration thereof, no Employee, former Employee, Beneficiary, or any other person having or claiming to have an interest in this Plan shall be necessary parties and no such person shall be entitled to any notice or process, except to the extent required by applicable law. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in this Plan.


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